Exhibit 23.4

                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 9, 1996, with respect to the financial statements of the Microwave Division of Local Area Telecommunications, Inc. included in the Form S-3 Registration Statement and related prospectus of WinStar Communications, Inc. for the registration of shares of its common stock in connection with the potential conversion of the Locate Notes.



Ernst & Young LLP

Metropark, New Jersey
December 19, 1996